Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter of 2018

Net income of $3.8 million in the second quarter of 2018 is an increase of $1.2 million, or 45.8%, over the first quarter of 2018.

Conference Call on Thursday, July 26, 2018, at 10:00 a.m. Eastern Time

Richmond, VA, July 26, 2018 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter of 2018.

Income Statement- Three Months ended June 30, 2018 compared with Three Months ended March 31, 2018

•	Net income of $3.8 million for the second quarter of 2018 is an increase of $1.2 million, or 45.8%, on a linked quarter basis.
•	Noninterest expenses declined by $1.2 million, driven by a reduction in salaries and employee benefits.
•	Interest and fees on loans increased $477,000, or 4.4%.
•	Noninterest income increased $102,000, or 9.9%.
•	Basic and diluted earnings per common share were $0.17 in the second quarter compared with $0.12 in the first quarter.
•	Return on average assets, annualized, was 1.12% and return on average equity, annualized, was 11.92% in the second quarter.

Income Statement- Six Months ended June 30, 2018 compared with Six Months ended June 30, 2017

•	Net income of $6.4 million is an increase of $949,000, or 17.5%.
•	Pre-tax net income increased $534,000, or 7.4%.
•	Interest and dividend income of $28.6 million is an increase of $2.4 million, or 9.3%.
•	Interest and fees on loans increased $2.7 million, or 13.7%.
•	Net interest income increased $1.3 million, or 5.8%.
•	Return on average assets, annualized, was 0.95% and return on average equity, annualized, was 10.13% for the first six months of 2018.

Income Statement- Three Months ended June 30, 2018 compared with Three Months ended June 30, 2017

•	Net income of $3.8 million for the second quarter of 2018 is an increase year-over-year of $848,000, or 28.9%.
•	Pre-tax net income increased $969,000, or 26.7%.
•	Interest and dividend income increased $1.3 million, or 9.8%, in the second quarter of 2018 over the same period in 2017, led by interest and fees on loans, which increased $1.4 million, or 14.1%.
•	Net interest income after provision for loan losses increased $673,000, or 6.1%, year-over-year.
•	Noninterest income increased year-over-year by 9.5%.
•	Noninterest expenses declined year-over-year by 2.4%.

Balance Sheet- Year-over-year- June 30, 2018 compared with June 30, 2017

•	Loans grew $103.3 million, or 12.0%, from $864.0 million at June 30, 2017 to $967.4 million at June 30, 2018.
•	Noninterest bearing deposits grew $13.5 million, or 9.7%, year-over-year and totaled $152.0 million, representing 13.5% of total deposits, an increase from 12.8% one year ago.
•	Deposits increased $41.0 million, or 3.8%, year-over-year.
•	NOW and Money Market accounts increased $45.6 million from June 30, 2017 to June 30, 2018.
•	The growth noted in NOW and Money Market accounts has enabled a decrease in brokered time deposits of $26.5 million, or 73.6%, year-over-year, to only $9.5 million at June 30, 2018.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The second quarter showed significant progress in the earnings power of the Company. Controlled growth in loans has allowed our new branches time to gain footing and keep our cost of funds from rising significantly. This strategy in the rising rate environment has translated to an overall increase of 45.8% in net income on a linked quarter basis. In addition to improved net interest income, noninterest income continues to increase from increases in fee income on checking accounts, along with mortgage and investment services income.”

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Smith added, “All of the core areas of the Bank are showing great progress. While we were prepared for the rising rate environment, our markets remain competitive as some of the newer entrants try to buy market share. But, we continue to remain true to our vision of building total relationships and not engaging in irrational pricing or credit practices for the sake of growth. While that strategy has slowed our loan growth in the first two quarters, it will be enough to continue the growth rate required for a strong net interest margin and growth in our core customer base.”

Smith concluded, “We are pleased with the results of the second quarter and the first half of the year and remain excited for the earnings potential for the remainder of the year.”

RESULTS OF OPERATIONS

Linked Quarter Basis

Net income was $3.8 million for the second quarter of 2018, compared with net income of $2.6 million in the first quarter of 2018. Earnings per common share, basic and fully diluted, were $0.17 per share and $0.12 per share for the three months ended June 30, 2018 and March 31, 2018, respectively. The increase of $1.2 million, or 45.8%, in net income, for the second quarter of 2018 compared with the first quarter of 2018, was primarily the result of a $1.2 million decrease in noninterest expense, driven by a decline of $830,000 in salaries and employee benefits. Also positively influencing net income was an increase of $477,000 in interest and fees on loans. Net interest income after provision for loan losses increased $180,000, and noninterest income increased $102,000. Offsetting these increases was an increase of $273,000 in income tax expense.

Year-Over-Year Six Months

Net income was $6.4 million for the first six months of 2018 compared with $5.4 million for the same period in 2017. This is an increase of $949,000, or 17.5%. Increases were in interest and dividend income, which increased by $2.4 million, or 9.3%, and in noninterest income, which increased by $138,000, or 6.8%. Also positively affecting earnings was a reduction of $415,000 in income tax expense. Offsetting these increases to net income was an increase of $1.2 million in interest expense and an increase of $877,000 in noninterest expense. Comparing pre-tax income for the two periods eliminates most of the effect of the Tax Cuts and Jobs Act of 2017. Income before taxes increased by $534,000, or 7.4%, for the first six months of 2018 compared with the same period in 2017.

Year-Over-Year Quarter

Net income of $3.8 million for the second quarter of 2018 was an increase of $848,000, or 28.9%, over second quarter 2017 net income of $2.9 million. Pre-tax net income increased $969,000, or 26.7%, in the second quarter of 2018. Interest and dividend income increased by $1.3 million in the second quarter of 2018 compared with the same period in 2017, driven by interest and fees on loans, which increased $1.4 million. Noninterest income increased by $98,000 year-over-year, and noninterest expenses declined by $198,000. Offsetting these increases was an increase in income tax expense, which was $121,000 greater, year-over-year, based on the increase in pre-tax income but lessened by the reduction in the corporate tax rate, from 34% to 21%.

The following table presents summary income statements for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 and the six months ended June 30, 2018 and June 30, 2017.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)	For the three months ended			For the six months ended
	30-Jun-18	31-Mar-18	30-Jun-17	30-Jun-18	30-Jun-17
Interest income	$14,510	$14,079	$13,220	$28,589	$26,168
Interest expense	2,863	2,612	2,246	5,475	4,327
Net interest income	11,647	11,467	10,974	23,114	21,841
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	11,647	11,467	10,974	23,114	21,841
Noninterest income	1,135	1,033	1,037	2,168	2,030
Noninterest expense	8,187	9,366	8,385	17,553	16,676
Income before income taxes	4,595	3,134	3,626	7,729	7,195
Income tax expense	813	540	692	1,353	1,768
Net income	$3,782	$2,594	$2,934	$6,376	$5,427

EPS Basic	$0.17	$0.12	$0.13	$0.29	$0.25
EPS Diluted	$0.17	$0.12	$0.13	$0.28	$0.24

Return on average assets, annualized	1.12%	0.78%	0.92%	0.95%	0.86%
Return on average equity, annualized	11.92%	8.30%	9.75%	10.13%	9.16%

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Net Interest Income

Linked Quarter Basis

Net interest income was $11.6 million for the quarter ended June 30, 2018 compared with $11.5 million for the quarter ended March 31, 2018. This is an increase of $180,000, or 1.6%.

Interest income on a linked quarter basis increased $431,000, or 3.1%, to $14.5 million for the second quarter of 2018. Interest income with respect to loans, excluding PCI loans, increased $477,000, or 4.4%, during the second quarter when compared with the first quarter of 2018. This increase was partially attributed to continued loan growth, excluding PCI loans, coupled with higher rates. The yield on loans increased from 4.68% in the first quarter of 2018 to 4.75% in the second quarter of 2018. The average balance of loans, excluding PCI loans, increased $15.6 million, or 1.6%, on a linked quarter basis. Interest income with respect to PCI loans was $1.3 million in the second quarter of 2018 and $1.4 million in the first quarter of 2018. Interest income on securities increased $48,000 on a linked quarter basis.

Securities income equaled $2.0 million on a tax-equivalent basis for the second quarter of 2018, which was an increase of $40,000 from the first quarter of 2018. The tax-equivalent yield on the securities portfolio was 3.11% in the second quarter of 2018 compared with a tax-equivalent yield of 2.98% in the first quarter of 2018.

Interest expense of $2.9 million in the second quarter of 2018 was an increase of $251,000, or 9.6%, on a linked quarter basis. Interest on deposits increased $212,000, or 9.9%. Interest on borrowed funds increased by $39,000, or 8.3%. Average interest bearing balances on deposits increased by only $10.3 million, or 1.1%. However, the cost of these deposits increased from 0.92% in the first quarter of 2018 to 0.99% in the second quarter of 2018, resulting in a 9.9% increase in interest expense. The increased rates paid on interest bearing deposits and wholesale funding resulted in an increase in the cost of interest bearing liabilities from 1.00% in the first quarter of 2018 to 1.08% in the second quarter of 2018.

With the changes in interest income noted above, the tax-equivalent net interest margin declined from 3.76% in the first quarter of 2018 to 3.73% in the second quarter of 2018. Likewise, the interest spread decreased from 3.60% to 3.56% on a linked quarter basis.

Year-Over-Year Six Months

For the first half of 2018, net interest income increased $1.3 million, or 5.8%, and was $23.1 million. The yield on earning assets was 4.62% compared with 4.57% for the first six months of 2017. Interest and fees on loans of $22.2 million in the first two quarters of 2018 was an increase of $2.7 million compared with $19.5 million for the same period in 2017. Interest and fees on PCI loans declined $260,000 over this same time frame. Securities income decreased $31,000 for the first six months of 2018 compared with the same period in 2017. On a tax-equivalent basis, income on securities decreased $352,000, primarily the result of less benefit on bank qualified municipal securities from the implementation in December 2017 of the Tax Cut and Jobs Act. The tax-equivalent yield on the portfolio was 3.04% for the first two quarters of 2018, based on a 21% tax rate, and 3.15% for the same period in 2017, based on a 34% tax rate.

Interest expense of $5.5 million represented an increase of $1.1 million in the first six months of 2018 compared with the same period in 2017. Average interest bearing liabilities increased $52.2 million, or 5.2%, as loan growth has been fueled by an average balance increase of $61.3 million, or 25.5%, in the combination of NOW and MMDA accounts. This has allowed more expensive time deposit balances to decrease, on average, by $30.2 million, or 5.1%, resulting in a $32.9 million increase in the average balance of total deposits.

The tax equivalent net interest margin declined from 3.83% for the first six months of 2017 to 3.75% for the first six months of 2018. While the yield on earning assets increased by five basis points over this time frame, the competition for funding has pushed the cost of interest bearing liabilities up, from 0.87% to 1.04%. The net interest spread was 3.58% for the first six months of 2018 versus 3.70% for the first six months of 2017.

Year-Over-Year Quarter

Net interest income increased $673,000, or 6.1%, from the second quarter of 2017 to the second quarter of 2018. Net interest income was $11.6 million in the second quarter of 2018 compared with $11.0 million for the same period in 2017. Interest income increased $1.3 million, or 9.8%, over this time period. The increase in interest income was generated by an increase of $69.5 million, or 5.8%, in the level of earning assets. The yield on earning assets increased from 4.53% in the second quarter of 2017 to 4.64% in the second quarter of 2018. The average balance of loans, excluding PCI loans, increased $98.6 million, or 11.5%, from $860.4 million in the second quarter of 2017 to $959.0 million in the second quarter of 2018. Interest income on securities was $1.8 million in each of the second quarter of 2018 and second quarter of 2017. On a tax-equivalent basis, the yield on investment securities was 3.11% in the second quarter of 2018, based on a 21% tax rate, and 3.09% in the second quarter of 2017, based on a 34% tax rate.

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Interest on PCI loans was $1.3 million in the second quarter of 2018 compared with $1.5 million in the second quarter of 2017. The average balance of the PCI portfolio declined $8.1 million during the year-over-year comparison period.

Interest expense increased $617,000, or 27.5%, when comparing the second quarter of 2017 and the second quarter of 2018. Interest expense on deposits increased $411,000, or 21.1%, as the average balance of interest bearing deposits increased $24.6 million, or 2.6%. The increase in deposit cost was driven by an increase in NOW and MMDA average balances, which increased a combined $60.1 million year-over-year. Likewise, the cost of these balances increased $174,000, from 0.26% to 0.44%, over the same time frame. Higher cost time deposit average balances declined over the comparison period by $37.9 million; however, expense on this category increased by $236,000, resulting in an increase in cost from 1.16% to 1.41%. FHLB and other borrowings increased, on average, $18.4 million year-over-year, and there was an increase in the rate paid, from 1.42% in the second quarter of 2017 to 1.87% in the second quarter of 2018. This resulted in an increase in the expense of this wholesale funding source of $182,000, to $482,000 in the second quarter of 2018. The average balance of FHLB and other borrowings was $103.2 million in the second quarter of 2018. Overall, the Bank’s cost of interest bearing liabilities increased 19 basis points, from 0.89% in the second quarter of 2017 to 1.08% in the second quarter of 2018.

The tax-equivalent net interest margin decreased five basis points, from 3.78% in the second quarter of 2018 to 3.73% in the second quarter of 2018. Likewise, the interest spread decreased from 3.64% to 3.56% over the same time period.  The decrease in the margin was precipitated by the increase in the cost of interest bearing liabilities without a corresponding increase in the yield on earning assets.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 and the six months ended June 30, 2018 and June 30, 2017.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)	For the three months ended
	30-Jun-18	31-Mar-18	30-Jun-17
Average interest earning assets	$1,266,663	$1,253,752	$1,197,207
Interest income	$14,510	$14,079	$13,220
Interest income - tax-equivalent	$14,656	$14,233	$13,532
Yield on interest earning assets	4.64%	4.60%	4.53%
Average interest bearing liabilities	$1,064,626	$1,054,282	$1,017,342
Interest expense	$2,863	$2,612	$2,246
Cost of interest bearing liabilities	1.08%	1.00%	0.89%
Net interest income	$11,647	$11,467	$10,974
Net interest income - tax-equivalent	$11,793	$11,621	$11,286
Interest spread	3.56%	3.60%	3.64%
Net interest margin	3.73%	3.76%	3.78%

	For the six months ended
	30-Jun-18	30-Jun-17
Average interest earning assets	$1,260,243	$1,182,237
Interest income	$28,589	$26,168
Interest income - tax-equivalent	$28,887	$26,787
Yield on interest earning assets	4.62%	4.57%
Average interest bearing liabilities	$1,059,482	$1,007,321
Interest expense	$5,475	$4,327
Cost of interest bearing liabilities	1.04%	0.87%
Net interest income	$23,114	$21,841
Net interest income - tax-equivalent	$23,412	$22,460
Interest spread	3.58%	3.70%
Net interest margin	3.75%	3.83%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, during either of the second quarter or the first six months of either 2018 or 2017. The absence of a provision in the second quarter of 2018 was the direct result of nominal charge-offs and stable asset quality, coupled with the level of loan growth in the second quarter of 2018. There was no provision for loan losses on the PCI loan portfolio during the first and second quarters of 2018 or during the first and second quarters of 2017. Additional discussion of loan quality is presented below.

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Noninterest Income

Linked Quarter Basis

Noninterest income was $1.1 million for the second quarter of 2018, an increase of $102,000 compared with $1.0 million for the first quarter of 2018.  Other noninterest income of $223,000 was an increase of $95,000 from the first quarter of 2018. The linked quarter change was primarily attributable to an increase of $74,000 in commission income and an increase of $9,000 in dividend income. There was $53,000 in gain on sale of loans in the second quarter of 2018 versus $0 in the first quarter of 2018. Also increasing were service charges and fees, which increased by $30,000 over the linked quarter. Partially offsetting these increases was a loss on securities transactions that resulted in $46,000 less income than in the prior quarter and a decrease of $31,000 in mortgage loan income in the second quarter of 2018.

Year-Over-Year Six Months

Noninterest income was $2.2 million for the first six months of 2018, an increase of $138,000, or 6.8%, compared with $2.0 million for the first six months of 2017. Mortgage loan income of $191,000 for the first six months of 2018 was an increase of $87,000 from $104,000 for the same period in 2017. Service charges and fees accounts increased $85,000 for the first six months of 2018 compared with the same period in 2017 and were $1.2 million. Gain on sale of loans was $53,000 for the first six months of 2018 versus $0 for the same period in 2017. Other noninterest income, driven by higher commission income, reflected an increase of $48,000 for the first six months of 2018 over the same period in 2017. Partially offsetting these increases was a decline of $118,000 in gains on securities transactions.

Year-Over-Year Quarter

Noninterest income increased $98,000, or 9.5%, and was $1.1 million in the second quarter of 2018. Other noninterest income, once again as a result of improved commission income, increased $68,000 year-over-year, and service charges increased $29,000. Gain on sale of loans was $53,000 in the second quarter of 2018 versus $0 in the second quarter of 2017. Offsetting these increases to noninterest income was a decrease of $53,000 in gain on securities transactions, when a gain of $37,000 was reported in the second quarter of 2017 compared with a loss of $16,000 in the second quarter of 2018.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.2 million for the second quarter of 2018, as compared with $9.4 million for the first quarter of 2018, a decrease of $1.2 million, or 12.6%. Salaries and employee benefits decreased $830,000, or 14.9% on a linked quarter basis. The vast majority of this decrease was related to lower group benefit costs, which decreased by $683,000. Salaries and employee benefits in the second quarter of 2018 were $5.0 million compared with $5.8 million in the first quarter of 2018. Other operating expenses also declined, $336,000 on a linked quarter basis, from $1.6 million in the first quarter of 2018 to $1.3 million in the second quarter of 2018. The Company converted to a new phone system in the first quarter of 2018. This conversion resulted in one-time costs absorbed in the first quarter to terminate the previous vendor relationship and created a much lower expense beginning with the second quarter of 2018. This decrease on a linked quarter basis was $192,000. Also providing meaningful reductions to noninterest expenses on a linked quarter basis was a decrease of $93,000 in stationery, printing and supplies, a decrease of $45,000 in marketing expense and a decrease of $25,000 in other expenses.

Year-Over-Year Six Months

Noninterest expenses were $17.6 million for the first six months of 2018, as compared with $16.7 million for the same period in 2017. This is an increase of $877,000, or 5.3%. Salaries and employee benefits increased $1.4 million for the first six months of 2018 compared with the same period in 2017. Within this increase, $723,000 was related to group hospital and medical insurance increases and $525,000 were related to increases in total salaries. Also impacting noninterest expenses for the first six months of 2018 compared with the same period in 2017 were increases of $114,000 in equipment expenses and $109,000 in occupancy expenses due to branch expansion activities that added three new offices during 2017. These increases were offset by a decline of $816,000 in amortization of intangibles, which became fully amortized in 2017.

Year-Over-Year Quarter

Noninterest expenses decreased $198,000, or 2.4%, when comparing the second quarter of 2018 to the same period in 2017. Amortization of intangibles decreased $339,000 year-over-year, and other operating expenses decreased by $215,000. Within the decrease of $215,000 in other operating expenses were declines of $113,000 in telephone and internet line, $64,000 in stationery, printing and supplies, $56,000 in marketing expense and $55,000 in credit expense. Offsetting these decreases to noninterest expenses were increases of $176,000 in salaries and employee benefits, $84,000 in equipment expenses, $34,000 in FDIC assessment, $29,000 in occupancy expenses, $22,000 in data processing fees and $11,000 in other real estate expenses.

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The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017.

OTHER OPERATING EXPENSES (Unaudited)
(Dollars in thousands)	For the three months ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Jun-17
Bank franchise tax	$179	$179	$158	$158
Telephone and internet line	51	243	172	164
Stationery, printing and supplies	85	178	153	149
Marketing expense	133	178	155	189
Credit expense	101	91	75	156
Outside vendor fees	154	145	200	133
Other expenses	610	635	602	579
Total other operating expenses	$1,313	$1,649	$1,515	$1,528

Income Taxes

Income tax expense was $813,000 for the three months ended June 30, 2018, compared with income tax expense of $540,000 for the first quarter of 2018 and $692,000 for the second quarter of 2017. For the six months ended June 30, 2018, income tax expense was $1.4 million compared with $1.8 million for the first six months of 2017. The effective tax rate for the second quarter of 2018 was 17.7% versus 17.2% for the first quarter of 2018 and 19.1% in the second quarter of 2017. For the first six months of 2018, the effective tax rate was 17.5% and for the same period in 2017 it was 24.6%. The decrease in the Company’s effective tax rate resulted principally from the decrease in its applicable federal corporate tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act enacted in December 2017.

FINANCIAL CONDITION

Total assets increased $17.7 million, or 1.3%, to $1.354 billion at June 30, 2018 when compared with December 31, 2017. Total assets increased $63.4 million, or 4.9%, since June 30, 2017. Total loans, excluding PCI loans, were $967.4 million at June 30, 2018, increasing $25.3 million, or 2.7%, from year end 2017 and $103.3 million, or 12.0%, from June 30, 2017.  Total PCI loans were $39.9 million at June 30, 2018 versus $44.3 million at year end 2017 and $48.4 million at June 30, 2017.

During the second quarter of 2018 total loan growth was $3.1 million, or 0.32%. Construction and land development loans grew by $9.6 million, or 8.7%, and totaled $119.1 million at June 30, 2018. Commercial mortgage loans, the largest category of loans, grew $4.6 million, or 1.2%, and were $376.1 million at June 30, 2018. Offsetting these increases were declining balances in multifamily loans, which declined by $5.6 million, or 9.3%, and in residential 1 – 4 family loans, which declined by $5.1 million, or 2.3%.

During the first six months of 2018, loans grew by $25.3 million, or 2.7%. Construction and land development loans grew by $11.3 million, or 10.5%, commercial loans grew by $11.0 million, or 6.9%, and commercial mortgages grew by $9.8 million, or 2.7%. Offsetting these increases were declining balances in residential 1 – 4 family mortgages, which declined by $9.9 million, or 4.4%, and multifamily loans, which decreased $4.7 million, or 8.0%. In March 2018, the Company purchased an in-market, high quality consumer auto loan pool totaling $9.0 million. The addition of these loans brought an increase in diversification to the portfolio. This purchase resulted in an increase of $8.5 million in consumer installment loans for the six months ended June 30, 2018.

The Company’s loan portfolio exhibits balanced growth when comparing June 30, 2018 and June 30, 2017. Total loans grew $103.3 million, or 12.0%, over the time frame with commercial mortgage loans growing by $35.0 million, or 10.2%, followed by growth of $32.8 million, or 23.9%, in commercial loans, $18.4 million, or 18.3%, in construction and land development loans, $8.6 million in consumer installment loans, $5.1 million, or 2.4%, in residential 1-4 family loans and $3.8 million, or 7.6%, in multifamily loans.

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The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017.

LOANS (excluding PCI loans) (Unaudited)
(Dollars in thousands)	30-Jun-18		31-Mar-18		31-Dec-17		30-Jun-17
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	217,610	22.50%	222,717	23.10%	227,542	24.16%	212,502	24.59%
Commercial	376,134	38.88	371,494	38.52	366,331	38.89	341,182	39.49
Construction and land development	119,110	12.31	109,534	11.36	107,814	11.44	100,677	11.65
Second mortgages	7,387	0.76	7,689	0.80	8,410	0.89	7,537	0.87
Multifamily	54,329	5.62	59,920	6.21	59,024	6.27	50,511	5.85
Agriculture	7,467	0.77	7,424	0.77	7,483	0.79	7,985	0.92
Total real estate loans	782,037	80.84	778,778	80.76	776,604	82.44	720,394	83.37
Commercial loans	170,065	17.58	170,445	17.67	159,024	16.88	137,261	15.89
Consumer installment loans	13,717	1.42	13,878	1.44	5,169	0.55	5,107	0.59
All other loans	1,542	0.16	1,210	0.13	1,221	0.13	1,287	0.15
Gross loans	967,361	100.00%	964,311	100.00%	942,018	100.00%	864,049	100.00%
Allowance for loan losses	(9,089)		(8,968)		(8,969)		(9,489)
Loans, net of unearned income	$958,272		$955,343		$933,049		$854,560

The Company’s securities portfolio, excluding restricted equity securities, declined $7.8 million since year end 2017 to total $243.2 million at June 30, 2018. Securities balances declined $16.1 million since June 30, 2017. Net losses of $16,000 were realized during the second quarter of 2018 through sales and call activity. For the first six months of 2018, there have been net gains of $14,000 realized through sales and call activity. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $23.8 million, $22.0 million and $41.4 million at June 30, 2018, December 31, 2017 and June 30, 2017, respectively. There were federal funds sold of $180,000 at June 30, 2018 and $152,000 at June 30, 2017. This compares with federal funds purchased of $4.8 million at December 31, 2017. Interest bearing bank balances were $12.0 million at June 30, 2018 compared with $7.3 million at December 31, 2017 and $29.9 million at June 30, 2017.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017.

SECURITIES PORTFOLIO (Unaudited)
(Dollars in thousands)	30-Jun-18		31-Mar-18		31-Dec-17		30-Jun-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$34,745	$34,339	$37,978	$37,601	$40,473	$40,256	$47,450	$46,829
U.S Government sponsored agencies	9,077	9,124	9,168	9,227	9,247	9,278	2,844	2,790
State, county, and municipal	120,935	120,079	123,949	123,574	124,032	125,760	123,625	125,833
Corporate and other bonds	8,539	8,658	7,702	7,814	7,323	7,460	16,087	16,090
Mortgage backed securities - U.S. Government agencies	5,333	5,135	5,456	5,272	5,551	5,442	4,372	4,254
Mortgage backed securities - U.S. Government sponsored agencies	22,479	21,828	19,207	18,677	16,985	16,638	16,784	16,547
Total securities available for sale	$201,108	$199,163	$203,460	$202,165	$203,611	$204,834	$211,162	$212,343

	30-Jun-18		31-Mar-18		31-Dec-17		30-Jun-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,713	$10,000	$9,745	$10,000	$9,845	$10,000	$9,921
State, county, and municipal	33,585	33,792	34,111	34,405	35,678	36,567	36,392	37,310
Mortgage backed securities - U.S. Government agencies	404	409	423	428	468	476	522	533
Total securities held to maturity	$43,989	$43,914	$44,534	$44,578	$46,146	$46,888	$46,914	$47,764

7

Interest bearing deposits at June 30, 2018 were $971.9 million, an increase of $29.2 million from December 31, 2017 and $27.5 million greater than at June 30, 2017. Time deposits less than or equal to $250,000 have shown the largest dollar volume growth during 2018 with $14.9 million in additional balances and now totaling $452.7 million. Time deposits over $250,000 grew by $6.1 million and were $116.7 million at June 30, 2018. NOW accounts grew by $5.9 million and were $163.0 million at June 30, 2018.

As a result primarily of new account promotions at the three branches opened during 2017, money market deposit accounts grew $25.5 million, or 21.3%, from $119.6 million at June 30, 2017 to $145.1 million at June 30, 2018. NOW accounts grew $20.1 million, or 14.1%, since June 30, 2017. These increases have allowed the Bank to decrease balances with brokered time deposits by $26.5 million over the last year, and those balances were only $9.5 million at June 30, 2018.

The following table compares the mix of interest bearing deposits at June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017.

INTEREST BEARING DEPOSITS (Unaudited)
(Dollars in thousands)
	30-Jun-18	31-Mar-18	31-Dec-17	30-Jun-17
NOW	$162,984	$154,236	$157,037	$142,838
MMDA	145,071	148,404	143,363	119,582
Savings	94,498	93,724	93,980	90,224
Time deposits less than or equal to $250,000	452,734	435,481	437,810	451,352
Time deposits over $250,000	116,657	114,438	110,546	140,418
Total interest bearing deposits	$971,944	$946,283	$942,736	$944,414

FHLB advances were $90.7 million at June 30, 2018, compared with $101.4 million at December 31, 2017 and $76.5 million at June 30, 2017.

Shareholders’ equity was $128.6 million at June 30, 2018, $124.0 million at December 31, 2017 and $121.8 million at June 30, 2017. Shareholder’s equity to assets was 9.5% at June 30, 2018, 9.3% at December 31, 2017 and 9.4% at June 30, 2017.

Asset Quality – non-covered assets

Nonaccrual loans were $9.3 million at June 30, 2018, decreasing $747,000 during the second quarter of 2018 and increasing $317,000 from December 31, 2017. Nonaccrual loan balances declined by $2.2 million, or 18.9%, since June 30, 2017.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY (Unaudited)
(Dollars in thousands)	2018		2017
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
Nonaccrual loans	$9,343	$10,090	$9,026	$12,677	$11,514
Criticized (special mention) loans	17,400	19,526	13,573	8,200	10,523
Classified (substandard) loans	15,181	14,243	13,264	16,886	17,081
Other real estate owned	3,147	3,166	2,791	2,710	2,387
Total classified and criticized assets	$35,728	$36,935	$29,628	$27,796	$29,991

Nonperforming assets totaled $12.5 million at June 30, 2018 compared with $11.8 million at December 31, 2017. Nonperforming assets declined $766,000, or 5.8%, during the second quarter of 2018. Nonperforming assets decreased $1.4 million, or 10.2%, since June 30, 2017. There were net recoveries of $121,000 in the second quarter of 2018.

The allowance for loan losses equaled 97.3% of nonaccrual loans at June 30, 2018, compared with 88.9% at March 31, 2018, 99.4% at December 31, 2017 and 82.4% at June 30, 2017. The ratio of nonperforming assets to loans and OREO was 1.29% at June 30, 2018, 1.37% at March 31, 2018, 1.25% at December 31, 2017 and 1.60% at June 30, 2017.

8

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES (Unaudited)
(Dollars in thousands)	2018		2017
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,968	$8,969	$8,667	$9,489	$9,513
Provision for loan losses	-	-	400	150	-
Net (charge-offs) recoveries	121	(1)	(98)	(972)	(24)
End of period	$9,089	$8,968	$8,969	$8,667	$9,489

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans) (Unaudited)
(Dollars in thousands)	2018		2017
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
Nonaccrual loans	$9,343	$10,090	$9,026	$12,677	$11,514
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming loans	9,343	10,090	9,026	12,677	11,514
Other real estate owned	3,147	3,166	2,791	2,710	2,387
Total nonperforming assets	$12,490	$13,256	$11,817	$15,387	$13,901

Allowance for loan losses to loans	0.94%	0.93%	0.95%	0.97%	1.10
Allowance for loan losses to nonaccrual loans	97.28	88.88	99.37	68.37	82.41
Nonperforming assets to loans and other real estate	1.29	1.37	1.25	1.72	1.60
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.05%	-%	0.04%	0.45%	0.01

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2018, December 31, 2017 and June 30, 2017 is below.

NONACCRUAL LOANS (excluding PCI loans) (Unaudited)
(Dollars in thousands)	30-Jun-18	31-Dec-17	30-Jun-17
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$1,578	$1,962	$2,130
Commercial	2,274	1,498	3,548
Construction and land development	5,184	4,277	4,296
Second mortgages	-	68	-
Agriculture	-	-	258
Total real estate loans	$9,036	$7,805	$10,232
Commercial loans	307	1,214	1,272
Consumer installment loans	-	7	10
Gross loans	$9,343	$9,026	$11,514

Capital Requirements

The Company’s ratio of total risk-based capital was 13.3% at June 30, 2018 compared with 12.7% at December 31, 2017. The tier 1 risk-based capital ratio was 12.5% at June 30, 2018 and 11.9% at December 31, 2017. The Company’s tier 1 leverage ratio was 10.0% at June 30, 2018 and 9.7% at December 31, 2017.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.1% at June 30, 2018 and 11.5% at December 31, 2017.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, July 26, 2018, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2018. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

9

A replay of the conference call will be available from 12:00 noon Eastern Time on July 26, 2018, until 9:00 a.m. Eastern Time on August 9, 2018. The replay will be available by dialing 877-344-7529 and entering access code 10122400 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 19 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.  The Bank will open a new branch office in the Stonehenge Village development in Midlothian, Virginia on July 31, 2018.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	30-Jun-18	31-Dec-17	30-Jun-17
Assets
Cash and due from banks	$11,607	$14,642	$11,342
Interest bearing bank deposits	12,020	7,316	29,908
Federal funds sold	180	-	152
Total cash and cash equivalents	23,807	21,958	41,402

Securities available for sale, at fair value	199,163	204,834	212,343
Securities held to maturity, at cost	43,989	46,146	46,914
Equity securities, restricted, at cost	8,935	9,295	8,048
Total securities	252,087	260,275	267,305

Loans	967,361	942,018	864,049
Purchased credit impaired (PCI) loans	39,911	44,333	48,387
Allowance for loan losses	(9,089)	(8,969)	(9,489)
Allowance for loan losses – PCI loans	(200)	(200)	(200)
Net loans	997,983	977,182	902,747

Bank premises and equipment, net	30,423	30,198	29,771
Bank premises and equipment held for sale	552	-	-
Other real estate owned	3,147	2,791	2,387
Bank owned life insurance	28,466	28,099	27,723
Core deposit intangibles, net	-	-	82
Other assets	17,403	15,687	19,090
Total assets	$1,353,868	$1,336,190	$1,290,507

Liabilities
Deposits:
Noninterest bearing	$151,956	$153,028	$138,471
Interest bearing	971,944	942,736	944,414
Total deposits	1,123,900	1,095,764	1,082,885

Federal funds purchased	-	4,849	-
Federal Home Loan Bank advances	90,691	101,429	76,494
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	6,509	6,021	5,247
Total liabilities	1,225,224	1,212,187	1,168,750

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,111,495, 22,072,523 and 22,037,221 shares issued and outstanding, respectively)	221	221	220
Additional paid in capital	148,242	147,671	147,250
Retained deficit	(17,556)	(23,932)	(25,701)
Accumulated other comprehensive (loss) income	(2,263)	43	(12)
Total shareholders' equity	128,644	124,003	121,757
Total liabilities and shareholders' equity	$1,353,868	$1,336,190	$1,290,507

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2018	30-Jun-18	31-Mar-18	2017	30-Jun-17	31-Mar-17
Interest and dividend income
Interest and fees on loans	$22,229	$11,353	$10,876	$19,549	$9,952	$9,597
Interest and fees on PCI loans	2,672	1,274	1,398	2,932	1,453	1,479
Interest on federal funds sold	1	1	-	-	-	-
Interest on deposits in other banks	109	69	40	78	52	26
Interest and dividends on securities
Taxable	2,452	1,266	1,186	2,406	1,157	1,249
Nontaxable	1,126	547	579	1,203	606	597
Total interest and dividend income	28,589	14,510	14,079	26,168	13,220	12,948
Interest expense
Interest on deposits	4,498	2,355	2,143	3,723	1,944	1,779
Interest on borrowed funds	977	508	469	604	302	302
Total interest expense	5,475	2,863	2,612	4,327	2,246	2,081

Net interest income	23,114	11,647	11,467	21,841	10,974	10,867

Provision for loan losses	-	-	-	-	-	-
Net interest income after provision for loan losses	23,114	11,647	11,467	21,841	10,974	10,867

Noninterest income
Service charges and fees	1,192	611	581	1,107	582	525
Gain (loss) on securities transactions, net	14	(16)	30	132	37	95
Gain on sale of loans	53	53	-	-	-	-
Income on bank owned life insurance	367	184	183	384	192	192
Mortgage loan income	191	80	111	104	71	33
Other	351	223	128	303	155	148
Total noninterest income	2,168	1,135	1,033	2,030	1,037	993

Noninterest expense
Salaries and employee benefits	10,868	5,019	5,849	9,483	4,843	4,640
Occupancy expenses	1,581	769	812	1,472	740	732
Equipment expenses	658	344	314	544	260	284
FDIC assessment	404	198	206	365	164	201
Data processing fees	985	499	486	965	477	488
Amortization of intangibles	-	-	-	816	339	477
Other real estate expenses, net	95	45	50	61	34	27
Other operating expenses	2,962	1,313	1,649	2,970	1,528	1,442
Total noninterest expense	17,553	8,187	9,366	16,676	8,385	8,291

Income before income taxes	7,729	4,595	3,134	7,195	3,626	3,569
Income tax expense	1,353	813	540	1,768	692	1,076
Net income	$6,376	$3,782	$2,594	$5,427	$2,934	$2,493

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
Interest and dividend income
Interest and fees on loans	$11,353	$10,876	$10,625	$10,127	$9,952
Interest and fees on PCI loans	1,274	1,398	1,378	1,423	1,452
Interest on federal funds sold	1	-	-	1	-
Interest on deposits in other banks	69	40	53	65	53
Interest and dividends on securities
Taxable	1,266	1,186	1,105	1,171	1,157
Nontaxable	547	579	597	602	606
Total interest and dividend income	14,510	14,079	13,758	13,389	13,220
Interest expense
Interest on deposits	2,355	2,143	2,121	2,053	1,944
Interest on borrowed funds	508	469	388	310	302
Total interest expense	2,863	2,612	2,509	2,363	2,246

Net interest income	11,647	11,467	11,249	11,026	10,974

Provision for loan losses	-	-	400	150	-
Net interest income after provision for loan losses	11,647	11,467	10,849	10,876	10,974

Noninterest income
Service charges and fees	611	581	572	559	582
Gain (loss) on securities transactions, net	(16)	30	30	48	37
Gain on sale of loans	53	-	-	-	-
Income on bank owned life insurance	184	183	187	188	192
Mortgage loan income	80	111	79	58	71
Other	223	128	177	145	155
Total noninterest income	1,135	1,033	1,045	998	1,037

Noninterest expense
Salaries and employee benefits	5,019	5,849	4,990	4,951	4,843
Occupancy expenses	769	812	801	857	740
Equipment expenses	344	314	295	305	260
FDIC assessment	198	206	176	185	164
Data processing fees	499	486	457	501	477
Amortization of intangibles	-	-	20	62	339
Other real estate expenses, net	45	50	64	37	34
Other operating expenses	1,313	1,649	1,515	1,641	1,528
Total noninterest expense	8,187	9,366	8,318	8,539	8,385

Income before income taxes	4,595	3,134	3,576	3,335	3,626
Income tax expense	813	540	4,216	919	692
Net income (loss)	$3,782	$2,594	$(640)	$2,416	$2,934

13

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS UNAUDITED
(Dollars in thousands)
	Three months ended June 30, 2018			Three months ended June 30, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$958,955	$11,353	4.75%	$860,393	$9,952	4.64%
PCI loans, including fees	41,157	1,274	12.24	49,253	1,453	11.80
Total loans	1,000,112	12,627	5.06	909,646	11,405	5.03
Interest bearing bank balances	14,819	69	1.85	19,225	52	1.10
Federal funds sold	87	1	1.82	137	-	1.04
Securities (taxable)	174,781	1,266	2.90	182,227	1,157	2.54
Securities (tax exempt)(1)	76,864	693	3.61	85,972	918	4.27
Total earning assets	1,266,663	14,656	4.64	1,197,207	13,532	4.53
Allowance for loan losses	(9,271)			(9,697)
Non-earning assets	92,502			89,222
Total assets	$1,349,894			$1,276,732

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$301,515	$328	0.44	$241,376	$154	0.26
Savings	94,096	61	0.26	91,723	60	0.26
Time deposits	561,056	1,966	1.41	598,965	1,730	1.16
Total interest bearing deposits	956,667	2,355	0.99	932,064	1,944	0.84
Short-term borrowings	4,771	26	2.20	517	2	1.37
FHLB and other borrowings	103,188	482	1.87	84,761	300	1.42
Total interest bearing liabilities	1,064,626	2,863	1.08	1,017,342	2,246	0.89
Noninterest bearing deposits	152,498			133,320
Other liabilities	5,909			5,654
Total liabilities	1,223,033			1,156,316
Shareholders’ equity	126,861			120,416
Total liabilities and
Shareholders’ equity	$1,349,894			$1,276,732
Net interest earnings		$11,793			$11,286
Interest spread			3.56%			3.64%
Net interest margin			3.73%			3.78%

Tax-equivalent adjustment:
Securities		$146			$312

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

14

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
UNAUDITED (Dollars in thousands)
	Six months ended June 30, 2018			Six months ended June 30, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$951,201	$22,229	4.71%	$849,839	$19,549	4.64%
PCI loans, including fees	42,257	2,672	12.58%	50,011	2,932	11.66
Total loans	993,458	24,901	5.05%	899,850	22,481	5.04
Interest bearing bank balances	11,955	109	1.83%	14,207	78	1.11
Federal funds sold	72	1	1.71%	93	-	1.00
Securities (taxable)	175,667	2,452	2.79%	182,734	2,406	2.63
Securities (tax exempt)(1)	79,091	1,424	3.60%	85,353	1,822	4.27
Total earning assets	1,260,243	28,887	4.62%	1,182,237	26,787	4.57
Allowance for loan losses	(9,224)			(9,709)
Non-earning assets	90,567			88,919
Total assets	$1,341,586			$1,261,447

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$301,415	$659	0.44%	$240,110	$295	0.25
Savings	93,604	121	0.26%	91,829	121	0.27
Time deposits	556,546	3,718	1.35%	586,722	3,307	1.14
Total interest bearing deposits	951,565	4,498	0.95%	918,661	3,723	0.82
Short-term borrowings	3,563	37	2.12%	1,306	7	1.14
FHLB and other borrowings	104,354	940	1.79%	87,354	597	1.38
Total interest bearing liabilities	1,059,482	5,475	1.04%	1,007,321	4,327	0.87
Noninterest bearing deposits	150,446			130,091
Other liabilities	5,731			5,534
Total liabilities	1,215,659			1,142,946
Shareholders’ equity	125,927			118,500
Total liabilities and
shareholders’ equity	$1,341,586			$1,261,446
Net interest earnings		$23,412			$22,460
Interest spread			3.58%			3.70%
Net interest margin			3.75%			3.83%

Tax-equivalent adjustment:
Securities		$299			$619

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

15